Confidential Employment Agreement
                                by and between
                     Molecular Robotics, Inc. (Employer)
                                     and
                          Evan S. Gamble (Employee)

                            Dated: April 10, 2000

                             EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made on the date set forth on the cover hereof by and between Molecular Robotics, Inc., a Delaware Corporation ("Company"), and Evan S. Gamble ("Employee").

In consideration of their mutual acts and promises herein contained, the Company and the Employee hereby agree as hereinafter provided.

Section 1.    Definitions.   As used herein, the following terms shall have the
meanings set forth below.

"Cause" shall have the meaning set forth in Section 7(b).

"Company" means the aforementioned Molecular Robotics and its successors and assigns, including any successor to its business and/or substantially all of its assets and any Person who becomes bound by the Company's obligations and inures to its rights hereunder by agreement or operation of law.

"Confidential Information" means any material information and know-how disclosed to or known by the Employee which relates to the Company's products; processes; product development; research; policy matters relating to finance, accounting, personnel and sales; and supplier relationships, customer lists, and price lists, all to the extent that such information and know-how is not generally known in the relevant trade or industry, including without limitation trade secrets and proprietary data. "Confidential Information" shall also include any other document or information (whether of the Company or of any supplier or customer of the Company or of any other Person with whom the Company has an agreement concerning the confidentiality of information) which is marked or labeled "confidential," "proprietary," or words of similar import. As used herein with respect to Confidential Information, "Company" includes any corporation or other Person in which the Company possesses voting control and/or owns more than 25% of the outstanding equity interests therein.

"Inventions" shall mean discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulae, techniques, designs, applications, as well as improvements thereof and know-how related thereto, which relate to any existing or proposed or anticipated business, product, service or research activities of the Company during the period of the Employee's employment by the Company.

"Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Prohibited Activity" means (i) the engagement or participation, alone or with others, in the ownership, management, operation or control of, or being a director, officer, employee, owner or partner of, any business, corporation, partnership, entity or other Person that produces, markets or sells products or renders services in any geographical area in which the Company then produces, markets or sells products or renders services which are the same, similar to or otherwise competitive with such products or services of the Company, provided such products or services of the Company are either the same as or are substantially similar to or are improvements of, and are in the same line of business as, the products and services of the Company produced, marketed sold or rendered by the Company during the Employment; and (ii) the solicitation or attempted solicitation of any officer or other employee of the Company to terminate his or her employment with the Company in favor of employment with or by the Employee or any other Person, and the inducement or attempted inducement of any officer or employee of the Company to breach his or her employment agreement with the Company. As used herein with respect to a Prohibited Activity, "Company" includes any corporation or other Person in which the Company possess voting control and/or owns more than 25% of the outstanding equity interests therein.

Section 2.    Employment and Term.   The Company hereby employs the Employee,
and the Employee hereby accepts such employment by the Company, for the purposes and upon the terms and conditions contained in this Agreement. The term of such employment shall be for a period commencing and ending as set forth on Appendix I hereto, unless sooner terminated under Section 7 ("Employment Term").

Section 3. Employment Capacity; Duties. The Employee shall be employed throughout the Employment Term in the general employment capacity set forth in Appendix I, and shall have the duties and responsibilities normally associated with such capacity and such specific duties and responsibilities as the Company may establish from time to time. The Employee accepts such employment and agrees to devote himself and efforts (except for absences due to illness and permitted vacations) to the business and affairs of the Company and the performance of the aforesaid duties and responsibilities.

Section 4. Compensation. As remuneration for his employment services to the Company, the Employee shall be compensated and paid a base salary at the annual rates as set forth in Appendix I. The Employee's salary hereunder shall be paid at such times and in such installment amounts as shall be established pursuant to the Company's general salary payment plan, prorated on a daily basis for any partial salary periods for which services are rendered at the beginning and end of the Employment Term hereunder. The Employee shall be entitled to such bonuses and other remuneration, if any, as the Company, in its discretion, may determine from time to time.

As an incentive to join and to promote the future success of the Company, the employee shall receive immediately upon his employment date 10,000 shares of Molecular Robotics, Inc. Common Stock. Additionally, the Employee is eligible for annual stock options in the amount of 10,000 shares of Molecular Robotics, Inc. Common Stock.

Section 5.    Employee Benefits; Expenses.   The Employee shall be entitled to
such group life insurance, medical, dental, retirement, disability and other group employee plans and benefits as are presently or may hereafter be provided to other employees of the Company or its affiliates on a general basis.

Employee has his own health insurance and company shall provide no benefits under this provision.

The Company shall pay or reimburse the Employee for reasonable expenses paid or incurred by the Employee on behalf of the Company in connection with and as are reasonably necessary for the rendering of his services to the Company hereunder. Any such reimbursement shall be made within 30 days after the Employee has submitted to the Company vouchers or reports for such expenditures in such reasonable detail and with such supporting receipts and other evidence as the Company typically requires for such purposes. Expense reimbursement shall be limited to those expenses incurred as a result of a Company directed travel plan or expense item and must be confirmed in advance of such expenditure.

Section 6. Certain Restrictive Covenants of the Employee. The Employee covenants to and agrees with the Company that:

(a) Confidential Information. Except to the extent the Company otherwise consents thereto, the Employee shall not disclose, disseminate, use for personal benefit, or publish Confidential Information. Upon termination of the Employment Term for whatever reason, the Employee shall return to or leave with the Company, without making or retaining copies thereof, all documents, records, notebooks and similar repositories containing Confidential Information.

The covenants of the Employee under this Section 6(a) shall survive any termination of this Agreement, or any termination of the Employment Term, irrespective of whether or not the Employee is then employed by the Company.

(b)    Noncompetition.   During the Employment Term and one year subsequent to
termination of employment, and for so long as the Employee is employed by the Company in any capacity (whether pursuant to this Agreement or otherwise), without the written consent of the Company the Employee shall not engage in any Prohibited Activity.

Inventions.   Any and all Inventions made or conceived in whole or in part by the Employee during his employment by the Company (whether or not under this Agreement), whether or not during business hours or with the use of Company facilities, materials or personnel, shall be the property and Inventions of, and are hereby assigned by the Employee to, the Company without any royalty or other consideration payable by the Company. Promptly after the discovery of any such Invention by the Employee, the Employee shall notify the Company thereof, describe it in reasonable detail, and execute such assignments and other documents and take such other actions as shall be necessary to perfect the Company's interest therein. All applications for United States and foreign letters patent with respect to inventions of the Employee shall be applied for in the name of the Employee or such other name as the Company otherwise directs. All rights to such patent applications and any letters patent granted with respect thereto shall be the property of the Company and shall be and hereby are assigned by the Employee to the Company. All reasonable expenses, including travel, of the Employee incurred in the performance of his obligations to the Company under this Section 6(c) shall be reimbursable to the Employee. To the extent the Employee performs obligations under this Section 6(c) after termination of his employment by the Company, the Company shall compensate the Employee for the reasonable value of his time expended in the performance thereof to the extent the obligations being performed were not required to be or could not have been performed during the term of such employment.

Employee guarantees and warrants that this Agreement in no way conflicts with any previous agreements undertaken as a result of Employee's graduate study program.

In the event of a breach or threatened breach by the Employee of the provisions of this Section 6, the Company shall be entitled to an injunction restraining the Employee from committing or continuing such breach. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee. The covenants in this paragraph shall run not only in favor of the Company and its successors and assigns but also in favor of its subsidiaries and their respective successors and assigns and shall survive the termination of this Agreement.

Section 7. Termination. It is understood that this Agreement can be extended by the parties hereto (negotiated payment terms): The Employment Term shall terminate effective upon the first to occur of the following:

(a)    End of Term.  The end of the Employment Term specified in Appendix I.

(b) For Cause. A date specified by the Company by termination notice to the Employee upon either (i) a breach by the employee of any of his covenants and agreements contained in this Agreement if such breach is not cured by the Employee within 15 days after receiving notice of such breach from the Company (other than a breach under Section 6(a) or 6(b) which shall have no curative period), or (ii) for Cause. For purposes of this Agreement, "Cause" shall mean:
(A) the conviction of the Employee of any felony; (B) action by the Employee constituting willful malfeasance or unlawful conduct which in any material respect impairs the reputation, good will or business position of the Company or involves misappropriation of the Company's funds or other assets; or (C) the continued failure by the Employee to substantially perform his employment duties hereunder after having received notice from the Company specifying such failure.

(c)    Death.  The death of the Employee.

(d) Disability. The inability of the Employee to perform his duties and responsibilities hereunder for a continuous period of 30 days, provided the Company gives the Employee 10 days notice of such termination.

Optional Termination. A date specified by notice given by either the Employee or the Company to the other at least 30 days prior to such termination date.

Any notice of termination by either party under this Section 7 shall clearly state that the terminating party elects to terminate the Employment Term and upon which subsection of this Section 7 such party is relying as the basis for such termination.

If the Employment Term is terminated under this Section 7, then except for the provisions of Section 6 which shall survive any such termination and except for the payment of severance benefits as provided in Section 8, this Agreement shall be terminated and of no further force or effect; the Employee shall have no obligation or duty hereunder to be employed by the Company in any capacity; and the Company shall have obligation to employ the Employee in any capacity.

Section 8. Severance Benefits. The Company shall pay to the Employee the respective amounts provided below upon certain stated terminations of the Employment Term. All payments shall be made in cash.

(a) If the Employment Term is terminated for any reason or cause, whether or not pursuant to Section 7, the Company shall pay the Employee his unpaid base salary through the effective date of the termination at his then effective base salary rate. Payment shall be made within 30 days after termination.

(b)    If the Employment Term is terminated by the Company at its option under
Section 7(e), then the Company shall continue payment to the Employee of his base salary at the rate in effect at the effective date of termination for a period of one month after such date, irrespective of whether the Employee has obtained other employment. Such payments shall be made at the times, and in the amounts, that would have been applicable but for the termination. Notwithstanding the foregoing, the Company shall not be obligated to continue any salary payments if the Employee violates any of his covenants or restrictions under Section 6 after termination or is determined to have violated them prior to termination.

Except solely as provided in Section 8(b), the Employee shall be entitled to no severance payments or benefits if the Employment Term is terminated under
Section 7(a), Section 7(b), Section 7(c), or Section 7(d) or by the Employee under Section 7(e), except for the provisions of Section 3.

The Employee acknowledges and agrees that payment in accordance with this
Section 8 shall be deemed to constitute full settlement and discharge of all obligations of the Company arising out of this Agreement and the termination of the Employment Term hereunder, except for any vested rights the Employee may have under any retirement plan, thrift plan, savings plan, stock option plan or deferred compensation or similar plan in which the Employee is a participant or a former participant at the time of termination.

Section 9. Successors and Assigns. Except as hereinafter expressly provided, the agreements, covenants, terms and provisions of this agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. Specifically, and not by way of limitation of the foregoing, the Employee shall be bound by the terms and conditions of this Agreement to any successor or assignee of the Company's rights and obligations hereunder as a result of any merger, consolidation or sale or lease of all or substantially all of the Company's business and assets. However, the Employee's right to receive payment hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay to the purported assignee or transferee any amount so attempted to be assigned or transferred.

Section 10. Notices. Any notice or other communication required or desired to be given hereunder shall be in writing and shall be deemed sufficiently given when personally delivered or when mailed first class certified mail, return receipt requested and postage prepaid, addressed to the parties at their respective address as set forth in Appendix I or such other addresses shall be given by notice of any party.

Section 11. Waiver; Remedies Cumulative. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion of its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies by it or the law provided.

Section 12. Governing Law; Severability. The terms of this Agreement and the performance of the parties hereunder shall be interpreted and governed by the laws of the State of California. If any one or more provisions herein contained shall be held invalid or unenforceable by an authority of competent jurisdiction, then such provisions shall be deemed separable from the remaining provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms and provisions hereof.

Section 13. Miscellaneous. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and may not be modified, changed or amended except in writing signed by each of the parties hereto. This Agreement shall be signed in multiple counterparts, each of which shall be deemed an original hereof, and shall be binding on each party so long as each has signed a counterpart hereof irrespective of whether all signatories appear on the same counterpart. The captions of the several sections and subsections of this agreement are not a part of the context hereof, are inserted only for convenience in locating such section, and shall be ignored in construing this Agreement. Any terms and conditions in addition to or in modification of those heretofore set forth in this Agreement may be set forth in Appendix I. Appendix I and any exhibit referred to herein or in Appendix I are hereby incorporated by reference to and made part of this Agreement in their entirety.


Molecular Robotics                                     Evan S. Gamble
1015 Gayley Ave., Suite #387                           11733 Montana Ave. #108
Los Angeles, CA 90024                                  Los Angeles, CA. 90049

By /s/SUSAN BRANA                                      By /s/EVAN S. GAMBLE
Susan Brana, Chairman of the Board                     Evan S. Gamble


Attachment:  Appendix I

                                 Appendix I

Molecular Robotics, Inc. ("Company")

Employment Agreement with Evan S. Gamble ("Employee")

The Employment Term commences April 10, 2000 and ends April 9, 2003 subject to the provisions of Section 7.

Employment capacity: Project Manager, maximum of 80 hours per month with the following defined objectives and responsibilities:

Software development for NanoTag Reader
Technology advisor to MR staff
Develop Molecular Computer (M-R to have first right of refusal to license this technology)
Provide consultation and assistance in development of MEMS products
Provide consultation and assistance in development of biotechnology products in concert with Eric Henderson and Michael Clark
Spot new project opportunities for M-R
Provide general consultation to M-R staff on various projects undertaken by M-R Consult on Quantum Computer - if project undertaken by M-R.

Salary Structure:

Period                       Weekly Base Salary Rate
4/10/00 to 5/9/00                    $1,000
5/10/00 to 4/9/01                    $1,500
4/10/01 to 4/9/02               to be negotiated
4/10/02 to 4/9/03               to be negotiated

Additional Terms:

Participation in Stock Option Program up to 10,000 shares per year of M-R
Stock.
Initial sign-on bonus of 10,000 shares of M-R Stock.
Participation in annual company bonus or profit sharing program
Reimbursement of travel expenses


Notice address of Company:                         Notice address of Employee:

Molecular Robotics, Inc.                           Evan S. Gamble
1015 Gayley Ave., Suite #387                       11733 Montana Ave. #108
Los Angeles, CA 90024                              Los Angeles, CA. 90049

Confirmed:

Molecular Robotics, Inc.

By /s/SUSAN BRANA                                  /s/EVAN S. GAMBLE
Susan Brana, Chairman of the Board                 Evan S. Gamble, Employee